UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            March 7, 2012

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On March 7, 2012, Mueller Water Products, Inc. (“Parent”), Mueller Group, LLC, a wholly-owned subsidiary of Parent (“Seller”), and USP Holdings Inc. ("Purchaser"), an affiliate of Wynnchurch Capital, Ltd., entered into a purchase agreement (the “Purchase Agreement”), pursuant to which Purchaser agreed to acquire from Seller all of the issued and outstanding membership interests of each of United States Pipe and Foundry Company, LLC and Fast Fabricators, LLC (wholly-owned subsidiaries of Seller and, together, “U.S. Pipe”) for a purchase price of $89.8 million in cash, subject to post-closing adjustments, and the agreement by Purchaser to reimburse Parent for certain liabilities, currently estimated at $10.2 million.
The Purchase Agreement includes representations, warranties and covenants relating to each of Parent, Seller and Purchaser. The closing, which is expected to occur in Parent's third quarter ending June 30, 2012, is subject to certain customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act of 1976, as amended. There can be no assurance that the closing will occur within the expected timeframe or at all.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified by, the full text of the Purchase Agreement that is attached as Exhibit 2.3 and incorporated herein by reference.
The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It includes representations, warranties and covenants of Parent, Seller and Purchaser made to, and solely for the benefit of, the other parties. These representations, warranties and covenants may be subject to (i) limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties, instead of establishing these matters as facts and (ii) standards of materiality and knowledge applicable to the parties that may differ from those applicable to investors. Investors and security holders should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, Seller, Purchaser or U.S. Pipe or any of their respective subsidiaries or affiliates.
On March 7, 2012, Parent issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.
In connection with entering into the Purchase Agreement, Parent has prepared, and is providing in this report, the following information: (i) a preliminary unaudited condensed consolidated pro forma balance sheet for Parent at December 31, 2011, (ii) a preliminary unaudited condensed consolidated pro forma statement of operations from continuing operations for Parent for the three months ended December 31, 2011, (iii) a preliminary unaudited condensed consolidated pro forma statement of operations from continuing operations for Parent for the three months ended December 31, 2010 and (iv) a preliminary unaudited condensed consolidated pro forma statement of operations from continuing operations for Parent for the year ended September 30, 2011.  This information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
The pro forma balance sheet has been prepared to give effect to the sale of U.S. Pipe as if the sale had occurred on September 30, 2011. The pro forma statements of operations have been prepared to give effect to the sale of U.S. Pipe as if the sale had occurred on the first day of the earliest period presented, or October 1, 2010. This pro forma financial information should be read in conjunction with Parent's consolidated financial statements included in its annual report filed on Form 10-K for the year ended September 30, 2011 and in its quarterly report filed on Form 10-Q for the quarter ended December 31, 2011. Actual results might have been different than that presented in the pro forma financial information had the sale of U.S. Pipe occurred at the earlier indicated dates. This pro forma financial information is also not necessarily indicative of future results.
The pro forma financial information has not been prepared in compliance with Article XI of Regulation S-X, does not include notes or an explanation of the underlying assumptions, and the adjustments are preliminary and have been made solely for informational purposes. As a result, the preliminary pro forma financial information is subject to change, is not intended to represent, and does not purport to be indicative of, what the Parent's financial condition or results of operations would have been had the sale of U.S. Pipe occurred at or as of any of the periods presented therein.
Parent has also prepared, and is providing in this report, the following information: (i) preliminary unaudited condensed consolidated reclassified balance sheets for Parent at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, (ii) preliminary unaudited condensed consolidated reclassified statements of operations for Parent for the three months ended December 31, 2011, twelve months ended September 30, 2011, nine months ended June 30, 2011, six months ended March 31, 2011 and three months ended December 31, 2010, (iii) preliminary unaudited reconciliations of non-GAAP financial measures to GAAP financial measures for Parent for the three months ended December 31, 2011, twelve months ended September 30, 2011, nine months ended June 30, 2011, six months ended March 31, 2011 and three months ended December 31, 2010 and (iv) preliminary unaudited condensed consolidated reclassified statements of cash flows for Parent for the three months ended December 31, 2011, twelve months ended September 30, 2011, nine months ended June 30, 2011, six months ended March 31, 2011 and three months ended December 31, 2010.  This information is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
The reclassified financial information represents Parent's historical financial information adjusted to present the financial information of U.S. Pipe as assets held for sale or discontinued operations for all periods presented.  This reclassified financial information is not necessarily indicative of future results.
Both the pro forma financial information and the reclassified financial information include non-GAAP measures.  Such non-GAAP measures include adjusted operating income (loss) from continuing operations, adjusted EBITDA from continuing operations, adjusted income (loss) from continuing operations, adjusted income (loss) from continuing operations per share, net debt and leverage.  Adjusted income (loss) from continuing operations represents income (loss) from continuing operations excluding restructuring. Adjusted EBITDA from continuing operations represents income (loss) from continuing operations excluding restructuring, depreciation and amortization. Parent presents adjusted income (loss) from continuing operations and adjusted EBITDA from continuing operations because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted income (loss) from continuing operations and adjusted income (loss) from continuing operations per share exclude restructuring, certain costs from settled interest rate swap contracts and the income tax effects of these excluded items. These items are excluded because they are not considered indicative of recurring operations. Net debt represents total debt less cash and cash equivalents. Leverage represents net debt divided by adjusted EBITDA from continuing operations. Net debt and leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of Parent's results as reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP measures may not be comparable to similarly titled measures used by other companies. A reconciliation of non-GAAP to GAAP results is included in Exhibits 99.2 and 99.3.
Parent expects that after the completion of the sale of U.S. Pipe, Parent will file, pursuant to Items 2.01 and 9.01 of Form 8-K, the pro forma financial information required thereunder.
The information provided pursuant to this Item 7.01, including Exhibits 99.2 and 99.3 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. Furthermore, this report shall not be deemed an admission as to the materiality of any information herein that is furnished solely in accordance with Regulation FD.
Cautionary Note Concerning Forward-Looking Statements

This current report on Form 8-K contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that Parent's management intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the expected purchase price and the expected date of closing of the transaction concerning U.S. Pipe. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions. For example, conditions to the closing of the transaction concerning U.S. Pipe may not be satisfied, and the transaction may involve unexpected costs, liabilities and delays. See the section entitled “Risk Factors” in Parent's annual report on Form 10-K for the year ended September 30, 2011 filed with the Securities and Exchange Commission for a more complete discussion of the risks related to forward-looking statements. Undue reliance should not be placed on any forward-looking statements. Parent does not have any intention or obligation to update forward-looking statements, except as required by law.

Item 9.01.	Exhibits
(d) Exhibits.

2.3    Purchase Agreement, dated March 7, 2012, among Mueller Water Products, Inc., Mueller Group, LLC and USP Holdings Inc.*
99.1    Press release, dated March 7, 2012
99.2    Preliminary Pro Forma Financial Information
99.3    Preliminary Reclassified Financial Information

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of1 the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2012	MUELLER WATER PRODUCTS, INC.

/s/ Gregory E. Hyland
Gregory E. Hyland
Chairman, President and Chief Executive Officer